                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                     STARMEDIA NETWORK, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            STARMEDIA NETWORK, INC.

                         29 WEST 36TH STREET, 5TH FLOOR
                            NEW YORK, NEW YORK 10018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 2000

TO THE STOCKHOLDERS OF STARMEDIA NETWORK, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of StarMedia Network, Inc., a Delaware corporation (the "Company" or "StarMedia"), will be held on April 28, 2000, at 10:00 a.m. at W Hotel-New York, 541 Lexington Avenue, New York, NY 10022, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect two directors to serve for three-year terms ending at the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

    2.  To adopt the Company's 2000 Stock Incentive Plan;

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 20, 2000, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters of the Company at the address listed above.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          /s/ FERNANDO J. ESPUELAS
                                          --------------------------------------
                                          Fernando J. Espuelas
                                          CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                          OF THE BOARD

New York, New York
April 5, 2000

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            STARMEDIA NETWORK, INC.

                         29 WEST 36TH STREET, 5TH FLOOR
                            NEW YORK, NEW YORK 10018

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 2000

GENERAL

    This Proxy Statement is furnished to stockholders of record of StarMedia Network, Inc. (the "Company") by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 28, 2000. The Annual Meeting will be held at 10:00 a.m. at W Hotel-New York, 541 Lexington Avenue, New York, NY 10022.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 20, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 65,093,804 shares of the Company's common stock, par value $.001, were issued and outstanding and 58,140 shares of Series 1999A Junior Non-Voting Convertible Preferred Stock, $.001 par value, were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder. There is no cumulative voting in the election of directors.

    A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be the act of the stockholders. Stockholders may cast their votes in favor of or against each matter presented at the Annual Meeting, or stockholders may abstain from voting. Stockholders abstaining will be deemed present at the Annual Meeting for the purpose of determining whether a quorum has been constituted. An abstention on any of such matters will have the effect of a negative vote because approval of such proposals requires a majority of votes cast to be cast affirmatively for the proposal. Broker non-votes will be counted for the purpose of determining whether a quorum has been constituted, but will be disregarded for voting purposes and will have no effect on the outcome of the vote on such matters.

PROXIES

    Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the approval of the adoption of the 2000 Stock Incentive Plan and "FOR" the approval of the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2000, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice of revocation to the Secretary of the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person.

    The Annual Report of the Company is being distributed concurrently herewith to stockholders. The mailing address of the principal executive offices of the Company is 29 West 36th Street, 5th Floor, New York, New York 10018. This Proxy Statement and the accompanying form of Proxy were mailed to the stockholders of the Company on or about April 5, 2000.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received not later than January 29, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

    The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of seven persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2003 annual meeting of stockholders or until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of seven persons, with two classes consisting of two directors each and the third class consisting of three directors.

    The two nominees for election have agreed to serve if elected and management has no reason to believe that such nominees will be unavailable to serve. In the event that one or both of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

INFORMATION REGARDING NOMINEES FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF
  STOCKHOLDERS

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation for the last five years.

    JACK C. CHEN, 33, is a founder of StarMedia and has been President and a director since March 1996. Prior to founding StarMedia, Mr. Chen was a Vice President at S.L. Chen & Associates, Inc., an international consulting firm, from 1995 through 1996. Mr. Chen was a securities analyst at CS First Boston Investment Management from 1994 to 1995. Prior to his employment at CS First Boston, Mr. Chen was an investment banker at Goldman, Sachs & Co. Mr. Chen received an M.B.A. from Harvard Business School and a B.A. with High Honors in Computer Science from Harvard University.

    DOUGLAS M. KARP, 44, has been a director of StarMedia since September 1998. Mr. Karp is currently a Managing Director and a member of the Operating Committee of E.M. Warburg, Pincus & Co., LLC, where he is responsible for limited partner relationships and fund raising as well as the firm's Communications and Latin American investments. Prior to joining Warburg, Pincus, he was a Managing Director of Mergers and Acquisitions at Salomon Brothers Inc. from 1989 to 1991 and a manager with the Boston Consulting Group and founder of its New York office. Mr. Karp is a member of the Boards of Directors of Qwest Communications, Journal Register Company, TV Filme, Inc., Primus Telecommunications Group and PageNet do Brasil. Mr. Karp received a B.A. from Yale University and a J.D. from Harvard Law School.

    Unless marked to the contrary, proxies received will be voted FOR the election of Jack C. Chen and Douglas M. Karp as directors to serve until the 2003 annual meeting of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF JACK C. CHEN AND DOUGLAS
M. KARP AS DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION REGARDING CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2001 ANNUAL MEETING OF STOCKHOLDERS

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each director who is not a nominee for election at the Annual Meeting is set forth below.

    MARIE-JOSEE KRAVIS, 50, has been a director of StarMedia since
December 1999. Since 1994, Mrs. Kravis has been a Senior Fellow of the Hudson Institute Inc. Prior to that time and since 1978, she served as the Executive Director of the Hudson Institute of Canada. Mrs. Kravis is a member of the Boards of Directors of Ford Motor Company, Canadian Imperial Bank of Commerce, Hasbro Inc., Hollinger International, Inc., The Seagram Company Ltd. and Compagnie UniMedia. Mrs. Kravis received an M.A. in Economics from the Universite du Quebec and a B.A. from the Universite d'Ottawa.

    FREDERICK R. WILSON, 36, has been a director of StarMedia since July 1997. Mr. Wilson is currently Managing Member of Flatiron Partners, a venture capital firm focused on early-stage, Internet-focused investments, as well as the Flatiron Fund 1998/99, fl@tiron Fund, Flatiron Fund 2000, Flatiron Associates and is a general partner in F.J. Wilson Partners. Prior to founding Flatiron Partners, Mr. Wilson was associated with Euclid Partners from 1986 to 1996.
Mr. Wilson is the Chairman of the Board of Directors of TheStreet.com and is a member of the Board of Directors of several private companies, including ITXC Corporation, Patagon.com International Ltd. and SportsYa!, Inc. He received an M.B.A. from The Wharton School of Business at The University of Pennsylvania and a B.S. in Mechanical Engineering and Computer Science from MIT.

INFORMATION REGARDING CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

    FERNANDO J. ESPUELAS, 33, is a founder of StarMedia and has been Chairman of the Board and Chief Executive Officer since September 1996. Prior to founding StarMedia, Mr. Espuelas was employed in various positions at AT&T from 1994 to 1996, most recently as Managing Director of Marketing Communications for the Americas. From 1991 to 1994, Mr. Espuelas was employed in various positions at Ogilvy & Mather, an international advertising firm, most recently as Regional Account Director for Latin America. Prior to his employment at Ogilvy & Mather, Mr. Espuelas worked at other major advertising agencies, including Lowe & Partners and Wunderman Worldwide. He received a B.A. with Distinction from Connecticut College. Mr. Espuelas is a native of Uruguay.

    GERARDO M. ROSENKRANZ, 48, has been a director of StarMedia since
November 1996. Mr. Rosenkranz is a private investor and founder and Chief Executive Officer of Ventech International, Inc. Ventech provides consulting services to telecommunications and information technology companies. Prior to establishing Ventech in 1987, Mr. Rosenkranz served for 10 years at Sprint International (formerly GTE Telenet), where he held senior executive positions in management, business development and sales. Mr. Rosenkranz is a member of the Board of Directors of MercadoLibre, Inc. Mr. Rosenkranz received B.S., M.S. and Engineer Degrees in Electrical Engineering from Stanford University. He was born and raised in Mexico City, Mexico.

    SUSAN L. SEGAL, 47, has been a director of StarMedia since July 1997.
Ms. Segal has served as General Partner and Latin American Group Head at Chase Capital Partners since December 1996. From 1992 to

1996, Ms. Segal was a Senior Managing Director at Chase Securities Inc. responsible for Emerging Markets Investment Banking. She has more than 20 years of experience in emerging markets, particularly Latin America, where her responsibilities have included trading, capital markets and sovereign debt rescheduling. Ms. Segal is a member of the Council on Foreign Relations, the Advisory Board of the Council of the Americas and the Boards of Directors of the Tinker Foundation, the Americas Society, Corp Banca Venezuela, the Corp Group, Patagon.com International Ltd., SportsYa!, Inc. and Mercadolibre, Inc.
Ms. Segal received an M.B.A. from Columbia University and a B.A. from Sarah Lawrence College.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors has an Audit Committee, a Compensation Committee and a Business Development Committee.

    The Audit Committee currently consists of two directors, Messrs. Wilson and Karp. The Audit Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The Audit Committee held one meeting and did not act by written consent during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year").

    The Compensation Committee currently consists of two directors, Messrs. Rosenkranz and Wilson. The Compensation Committee reviews and makes recommendations to the Board regarding our compensation policies and all forms of compensation to be provided to our executive officers and directors. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees. The Compensation Committee held 11 meetings and did not act by written consent during the 1999 Fiscal Year.

    The Business Development Committee currently consists of Ms. Segal and
Mr. Rosenkranz. The Business Development Committee is authorized to, among other things, review and approve the terms of mergers and acquisitions and to issue shares of capital stock of the Company in one or more series, and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions of those shares. The Business Development Committee held two meetings and did not act by written consent during the 1999 Fiscal Year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Except for the transactions described under "Related Party Transactions" on page 22, no interlocking relationships exist between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was an officer or employee of the Company at any time during Fiscal Year 1999. No executive officer or director of the Company serves on the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee, except for Mr. Wilson who serves on the Compensation Committee of ITXC Corporation.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During Fiscal Year 1999, the Board of Directors held 11 meetings and did not act by unanimous written consent. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which that director served during the 1999 Fiscal Year.

COMPLIANCE WITH REPORTING REQUIREMENTS

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. The Company believes that all directors, executives officers and beneficial owners of more than ten percent of its common stock were in compliance with all such filing requirements subsequent to the time at which the Company became publicly traded in the United States except one late filing by Mrs. Kravis.

DIRECTOR COMPENSATION

    Directors currently do not receive a stated salary from StarMedia for their service as members of the Board of Directors, although by resolution of the Board, they may receive a fixed sum and reimbursement for expenses in connection with their attendance at Board and committee meetings. We currently do not provide additional compensation for committee participation or special assignments of the Board of Directors. From time to time, some of our directors have received grants of options to purchase shares of common stock.

       PROPOSAL TWO: ADOPTION OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN

    On March 17, 2000, the Board approved the 2000 Stock Incentive Plan (the "2000 Plan"), which provides for the grant of Stock Options, Stock Appreciation Rights, Stock Units and Restricted Stock to employees, directors and consultants of the Company. The terms of the 2000 Plan are subject to the approval of the holders of a majority of the shares of the Company's common stock present in person or by proxy and entitled to vote at the 2000 Annual Meeting.

PURPOSE OF THE 2000 PLAN

    The 2000 Plan is intended to promote the success of the Company by providing a vehicle under which a variety of stock-based incentive and other awards can be granted to employees, directors, and consultants.

DESCRIPTION OF THE 2000 PLAN

    The following paragraphs provide a summary of the principal features of the 2000 Plan and its operation. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 29 West 36th Street, Fifth Floor, New York, New York 10018, attention
Justin K. Macedonia, Esq.

GENERAL

    The 2000 Plan provides for the granting of Stock Options, Stock Appreciation Rights, Stock Units and Restricted Stock (collectively, "Awards") to eligible 2000 Plan participants. The maximum number of shares of the Company's common stock available for Awards under the 2000 Plan will be 20,000,000 (subject to adjustment for stock splits and certain other events). Each year, additional shares will be added to the 2000 Plan in an amount equal to the lesser of 4,000,000 shares or five percent (5%) of the shares outstanding. The shares of common stock issuable under the 2000 Plan may be drawn from shares of the Company's authorized but unissued common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

    The Company has the 1998 Stock Plan currently in place for its employees, directors and consultants, pursuant to which 17,000,000 shares of common stock were reserved for issuance. On July 1 of each year, additional shares of common stock are added to the 1998 Stock Plan in an amount equal to the lesser of 4,000,000 shares, 4% of the outstanding shares on such date, or such lesser amount determined by the Board.

    The Company's 1997 Stock Option Plan was adopted by the Board of Directors in June 1997. A total of 5,000,000 shares of common stock were authorized for issuance under the 1997 Plan. When the 1998 Stock Plan was adopted, all options outstanding under the 1997 Plan were cancelled and reissued under the 1998 Stock Plan, other than those granted to Messrs. Espuelas and Chen in the aggregate amount of 2,000,000. We will not issue additional options under the 1997 Plan.

ADMINISTRATION OF THE 2000 PLAN

    The 2000 Plan will be administered by a Compensation Committee appointed by the Board (the "Committee"). The members of the Committee qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) (for purposes of qualifying the 2000 Plan as performance-based compensation under Section 162(m)).

    Subject to the terms of the 2000 Plan, the Committee has the sole discretion to determine the employees, directors and consultants who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate its authority to grant and administer Awards to one or more directors or officers appointed by the Committee, but only the

Committee can make Awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934.

ELIGIBILITY TO RECEIVE AWARDS

    Employees, directors and consultants of the Company and its affiliates are eligible to receive one or more Awards. The actual number of individuals who will receive Awards under the 2000 Plan cannot be determined since participation is in the discretion of the Committee. As of March 20, 2000, 10 executive officers, five non-employee Board members and approximately 700 other employees and consultants were eligible to participate in the 2000 Plan.

OPTIONS

    The Committee may grant incentive stock options, nonstatutory stock options or a combination of both under the 2000 Plan. The number of shares of the Company's common stock covered by each option granted to a participant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 1,500,000 shares (subject to adjustment for stock splits and other events), except in connection with a participant's initial service, in which case he or she may receive an additional 1,500,000 shares.

    The exercise price of the shares of the Company's common stock subject to each stock option is established by the Committee. The exercise price cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by an incentive stock option (110% of fair market value if on the grant date the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

    The exercise price of each option must be paid in full at the time of exercise. The exercise price is payable in cash. The Committee may permit payment through the tender of shares of the Company's common stock that are already owned by the participant, a promissory note, or by any means which the Committee determines to be consistent with the 2000 Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

    The fair market value per share of common stock on any relevant date under the 2000 Plan will be deemed to be equal to the closing selling price of such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market for the last market trading day prior to such date. On March 28, 2000 the fair market value per share determined on such basis was $34.875.

    Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee but, in general, not later than 10 years after the date of grant.

STOCK APPRECIATION RIGHTS

    The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option. The number of shares covered by each SAR will be determined by the Committee. Upon exercise of an SAR, the participant will receive payment from the Company in an amount determined by multiplying:
(1) the difference between the fair market value of a share of the Company's common stock on the date of exercise over the grant price (fair market value of a share on the grant date), times (2) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of the Company's common stock, as determined by the Committee. SARs are exercisable at the times and on the terms established by the Committee.

STOCK UNITS

    Stock units are bookkeeping entries representing the equivalent of shares of the Company's common stock. They may vest in accordance with terms and conditions established by the Committee. The number of units granted to a participant will be determined by the Committee.

    In determining whether an award of a stock unit should be made, and the vesting schedule for such an Award, the Committee may impose whatever conditions to the grant or to vesting as it determines to be appropriate. For example, the Committee may determine to grant a stock unit only if performance goals established by the Committee are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Committee. Settlement of the stock units may be made in cash, shares of common stock or a combination of cash and shares.

RESTRICTED STOCK AWARDS

    Restricted stock awards are shares of the Company's common stock issued to a participant that may vest in accordance with terms and conditions established by the Committee. The number of shares of each grant of restricted stock to a participant will be determined by the Committee.

    In determining whether an award of restricted stock should be made, and the vesting schedule for an award, the Committee may impose whatever conditions to the grant or to vesting as it determines to be appropriate. For example, the Committee may determine to grant restricted stock only if performance goals established by the Committee are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Committee. Performance-based restricted stock may not be granted for more than 1,500,000 shares (subject to adjustment for stock splits and other events), in a fiscal year to any one participant. See discussion below of Performance Goals.

PERFORMANCE GOALS

    The Committee in its discretion may make performance goals applicable to a participant with respect to an Award. At the Committee's discretion, one or more of the following performance goals may apply: earnings, earnings per share, revenue, expenses, margin, and return on equity.

NONTRANSFERABILITY OF AWARDS

    Unless the individual Award agreement provides otherwise, Awards granted under the Plan may, in general, not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

ACQUISITION

    In the event of an acquisition of the Company by merger or sale of assets, each outstanding option under the 2000 Plan will automatically accelerate in full, unless assumed or substituted by the successor corporation.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

TAX ASPECTS

    Generally, a recipient of a stock option will not have taxable income upon the grant of the option. For options other than incentive stock options, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss. SARs and stock units are subject to similar tax treatment.

    The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise for a specified period. A sale of shares received upon the exercise of an incentive stock option which occurs both more than one year after the exercise of the option and more than two years after the grant of the option will result in the realization of long-term capital gain in the amount of the difference between the amount realized on the sale and the exercise price for such shares. Generally, upon a sale or disposition of shares prior to the foregoing holding requirements, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Any subsequent gain realized on the sale of shares over the fair market value of the shares when exercised is capital gain, taxable at rates applicable to ordinary income if realized within one year from the date the option is exercised.

    Unless the participant elects to be taxed at the time of receipt of restricted stock, the participant will not have taxable income upon the receipt of the Award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash received at the time of vesting.

    At the discretion of the Committee, the 2000 Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares of common stock withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

    The Company will be entitled to a tax deduction in connection with an Award under the 2000 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Section 162(m) rules, including the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during one year, and if, for Awards other than options and SARs, the 2000 Plan sets forth performance goals which must be achieved prior to the time the Awards are made. The 2000 Plan has been designed to permit the Committee to grant Awards which satisfy the requirements of
Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

ACCOUNTING TREATMENT

    Option grants under the 2000 Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Option grants or stock issuances made under the 2000 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the

Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

    On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, option grants made to non-employee Board members or consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares.

    Should one or more individuals be granted stock appreciation rights under the 2000 Plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board generally may amend or terminate the 2000 Plan at any time and for any reason. The 2000 Plan in any event will terminate on March 17, 2010.

NEW PLAN BENEFITS

    No options or other awards have been granted under the 2000 Plan. Options have been granted to officers and other individuals under the 1998 Stock Plan and the 1997 Stock Option Plan. Please see "Executive Compensation" on page 16 for additional information relating to stock option grants to certain officers of the Company pursuant to these plans.

REQUIRED APPROVAL

    In the event that stockholder approval of the material terms of the 2000 Plan is not obtained, the 2000 Plan will terminate, any Award made under the 2000 Plan shall be null and void and no additional Awards shall be made.

    The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required to approve the terms of the 2000 Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the terms of the 2000 Stock Incentive Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TERMS OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN.

                 PROPOSAL THREE: INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, as auditors of the Company, to serve for the year ending December 31, 2000, subject to the ratification of such appointment by the stockholders at the Annual Meeting. The affirmative vote of a majority of the Company's outstanding common stock present in person or by proxy is required to ratify the appointment of the auditors.

    In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of Ernst & Young LLP to serve as the Company's auditors for the year ending December 31, 2000. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS, AS THE COMPANY'S AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to beneficial ownership of our common stock as of February 29, 2000 by:

    - each person known by us to beneficially own more than 5% of our common stock;

    - our Chief Executive Officer and each of our four most highly compensated executive officers, other than the Chief Executive Officer, whose salary and bonus for Fiscal Year 1999 exceeded $100,000;

    - each of our directors; and

    - all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o StarMedia Network, Inc., 29 West 36th Street, Fifth Floor, New York, New York 10018. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of February 29, 2000, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 64,977,098 shares of common stock outstanding as of February 29, 2000.

                                                            SHARES BENEFICIALLY
                                                                   OWNED
                                                           ---------------------
NAME OF BENEFICIAL OWNER                                     NUMBER     PERCENT
------------------------                                   ----------   --------
Fernando J. Espuelas (1).................................   7,250,000     10.7
Jack C. Chen (2).........................................   7,290,000     10.8
Tracy J. Leeds (3).......................................     753,355      1.2
Steven J. Heller (4).....................................     457,084        *
Adriana J. Kampfner (5)..................................     361,934        *
Douglas M. Karp (6)......................................   3,385,417      5.2
Marie-Josee Kravis (7)...................................   2,149,783      3.3
Gerardo M. Rosenkranz (8)................................     600,053        *
Susan L. Segal (9).......................................  11,738,333     18.1
Frederick R. Wilson (10).................................     631,917      1.0
Chase Venture Capital Associates, L.L.C. (11)............  11,738,333     18.1
Warburg, Pincus Equity Partners, L.P. (12)...............   1,692,709      2.6
Warburg, Pincus Ventures International, L.P. (12)........   1,692,708      2.6
All directors and executive officers as a group
  (10 persons)...........................................  31,617,876     44.5

------------------------

*   Indicates less than one percent of the common stock.

(1) Includes (a) 2,687,500 shares issuable upon the exercise of currently exercisable stock options and (b) 1,000,000 shares held by a trust, of which Mr. Chen and the spouse of Mr. Espuelas are trustees.

(2) Includes (a) 2,687,500 shares issuable upon the exercise of currently exercisable stock options and (b) an aggregate of 4,306,570 shares held by Mr. Chen's spouse and various trusts for which Mr. Chen is trustee.

(3) Includes (a) options to purchase 487,111 shares of common stock that are immediately exercisable, of which 235,434 shares are unvested. Also includes 213,000 shares held by a trust of which Ms. Leeds is trustee.

(4) Includes (a) options to purchase 115,555 shares of common stock that are immediately exercisable, of which 48,611 shares are unvested, and
    (b) 168,903 shares of common stock which we have a right to repurchase if Mr. Heller's services with us are terminated prior to vesting.

(5) Includes (a) options to purchase 146,000 shares of common stock that are immediately exercisable, of which 103,419 shares are unvested, and
    (b) 83,890 shares of common stock which we have a right to repurchase if Ms. Kampfner's services with us are terminated prior to vesting.

(6) These shares indicated as beneficially owned by Mr. Karp are included because of Mr. Karp's affiliation with (i) Warburg, Pincus Equity Partners, L.P., which together with certain affiliated partnerships ("WPEP"), owns 1,692,709 shares of common stock, and (ii) his affiliation with Warburg, Pincus, Ventures International, L.P. ("WPVI"), which owns 1,679,708 shares of common stock. Mr. Karp is a Managing Director and member of E. M. Warburg, Pincus & Co., L.L.C. and a general partner of Warburg, Pincus & Co. Mr. Karp's address is c/o E.M. Warburg, Pincus & Co., LLC, 466 Lexington Avenue, New York, NY, 10017.

(7) 2,022,916 shares indicated as owned by Mrs. Kravis are included because they are owned by her spouse. 126,867 shares indicated as owned by Mrs. Kravis are included because they are owned by the HRK 98 Trust.

(8) Consists of (a) 532,831 shares owned by Mr. Rosenkranz, (b) 43,055 shares owned by a trust, of which Mr. Rosenkranz is managing trustee, and
    (c) 24,167 shares owned by a company controlled by Mr. Rosenkranz.
    Mr. Rosenkranz's address is c/o Ventech International, Inc., 60 Arch Street, Greenwich, CT 06830.

(9) All shares indicated as owned by Ms. Segal are included because of Ms. Segal's affiliation with Chase Venture Capital Associates, L.L.C., of which Chase Capital Partners is the general partner. A portion of the beneficial ownership of the shares owned by Chase may be deemed attributable to Ms. Segal because Ms. Segal is a general partner of Chase Capital Partners. The actual pro rata portion of this beneficial ownership cannot be readily determined because it is subject to several variables, including the rate of return of Chase Venture Capital Associates, L.L.C. and vesting.
    Ms. Segal's address is c/o Chase Venture Capital Associates, L.L.C., 380 Madison Avenue, 12th Floor, New York, NY 10017.

(10) Includes (a) 50,000 shares owned by the fl@tiron Fund, LLC and (b) 214,512 shares owned by the Flatiron Fund 1998/99, LLC which are controlled by Mr. Wilson. Mr. Wilson's address is c/o Flatiron Partners, 257 Park Avenue South, 12th Floor, New York, NY 10010.

(11) The address of Chase Venture Capital Associates, L.L.C. is 380 Madison Avenue, New York, NY 10017.

(12) The Warburg, Pincus stockholders are comprised of Warburg, Pincus Equity Partners, L.P., including three related limited partnerships, and Warburg, Pincus Ventures International, L.P. Warburg, Pincus & Co. is the sole general partner of each of these entities. The Warburg, Pincus stockholders are each managed by E.M. Warburg, Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities.

    Mr. Karp is a managing director and member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co. Mr. Karp may be deemed to have an indirect pecuniary interest within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, in an indeterminate portion of the shares beneficially owned by the Warburg, Pincus stockholders.

    The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, NY 10017.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                               EXECUTIVE OFFICERS

    The following individuals were serving as executive officers of the Company on March 20, 2000:

NAME                                             AGE                         POSITION WITH THE COMPANY
----                                     --------------------   ----------------------------------------------------
Fernando J. Espuelas...................                    33   Chairman of the Board of Directors and Chief
                                                                Executive Officer
Jack C. Chen...........................                    33   President and Director
Luis M. Bilenky........................                    44   President, StarMedia Interactive
Steven J. Heller.......................                    34   Chief Financial Officer
Adriana J. Kampfner....................                    27   President, StarMedia de Mexico and Senior Vice
                                                                  President, Global Sales
Tracy J. Leeds.........................                    35   Senior Vice President, Corporate Development
Francisco A. Loureiro..................                    48   Chief Operating Officer, StarMedia Interactive
Justin K. Macedonia....................                    41   Senior Vice President, General Counsel and Secretary

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    LUIS M. BILENKY joined StarMedia in January 2000 as President of the StarMedia Interactive Group. Prior to joining StarMedia, Mr. Bilenky was President and Chief Executive Officer of Fotoptica Ltd., Brazil's largest photo-optic retail company from November 1997 to December 1999. Prior to that, from September 1994 to October 1997, Mr. Bilenky served as President and Chief Executive Officer of Blockbuster Video in Brazil, where he guided the launch of that company's operations throughout Brazil. He received a Bachelor's Degree in Business Administration from Fundacao Armando Alvares Penteado, or FAAP.

    STEVEN J. HELLER has been the Chief Financial Officer of StarMedia since
May 1999. Prior to that, he served as StarMedia's Vice President, Finance and Administration since October 1997. From 1995 to 1997, Mr. Heller was Director, Finance and Administration, and Treasurer at Evolve Software, Inc., a software firm based in San Francisco. Prior to that, Mr. Heller was Managing Director of Entrepreneurial Accounting Resources, a firm he founded in 1991 that provided finance and accounting consulting services to high technology and media companies. Mr. Heller served in the San Francisco office of Coopers & Lybrand in the Emerging Business Services division of the Business Assurance Group from 1987 to 1991. He received a B.S. from The American University.

    ADRIANA J. KAMPFNER is President of StarMedia de Mexico and Senior Vice President of Global Sales. Ms. Kampfner has worked at StarMedia since
August 1997. Prior to her current position, Ms. Kampfner was StarMedia's Vice President, General Manager, Mexico and StarMedia's Director of Sales, North America, responsible for initiating relationships with key domestic and international clients. Before joining StarMedia, Ms. Kampfner was a Senior Financial Analyst at Chase Securities Inc. from 1996 to 1997.

    TRACY J. LEEDS has been Senior Vice President, Corporate Development since September 1999. Prior to that, Ms. Leeds served as StarMedia's Chief Operating Officer since 1998 and was Vice President, Business Operations beginning in
July 1997 when she joined the Company. Ms. Leeds was General Manager of the Healthsite Web service for AT&T Personal Online Services. From 1994 to 1996, she was Director of the PC DreamShop, the electronic commerce project of Time Warner Cable Programming. Prior to that, Ms. Leeds was Director, Client Services, for Catalog 1, a joint venture between Time Warner and Spiegel. Ms. Leeds has also held various marketing positions at Johnson & Johnson and Playtex. Ms. Leeds received an M.B.A. from Harvard Business School and a B.A. from Yale University.

    FRANCISCO A. LOUREIRO joined StarMedia as the Chief Operating Officer of StarMedia Interactive Group in January 2000. Prior to joining StarMedia, from May 1999 to December 1999, Mr. Loureiro served as President of AOL Brazil. Before joining AOL Brasil, Mr. Loureiro was Chief Executive Officer of Global Telecom, a mobile communications service provider in Brazil from April 1998 to April 1999. From February 1996 to March 1998, Mr. Loureiro also served as President and General Manager of the Southern Cone for Global One, a telecommunications service joint venture between Sprint, Deutsche Telekom and France Telecom. Prior to that, Mr. Loureiro was the General Manager in Brazil of Sprint International from June 1992 to February 1996, where he oversaw the development of Sprint Brazil from its start-up in 1992.

    JUSTIN K. MACEDONIA joined StarMedia as its Senior Vice President, General Counsel in April 1999. Prior to joining StarMedia, Mr. Macedonia was employed by the law firm of Winthrop, Stimson, Putnam & Roberts from 1994 until 1999, most recently in the position of Counsel. Prior to joining Winthrop, Stimson, Mr. Macedonia was a corporate associate with the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel from 1988 to 1994. He is a member of the Bar of the State of New York. Mr. Macedonia received a J.D. from Harvard Law School and a B.A. from Fordham College.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid for each of the three years ended December 31, 1997, 1998 and 1999, respectively, to our Chief Executive Officer and to each of our four most highly compensated executive officers, other than our Chief Executive Officer, whose salary and bonus for such fiscal year exceeded $100,000.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                     ANNUAL          ------------------
                                                                COMPENSATION(2)          SECURITIES
                                                              --------------------       UNDERLYING
NAME AND PRINCIPAL POSITION(1)                                SALARY($)   BONUS($)   OPTIONS/SARS(#)(3)
------------------------------                                ---------   --------   ------------------
Fernando J. Espuelas.............................    1999     $150,000    $250,000       1,000,000
  Chairman of the Board and Chief Executive          1998      152,084     200,000       1,750,000
  Officer                                            1997       81,500          --              --
Jack C. Chen.....................................    1999      150,000     250,000       1,000,000
  President                                          1998      152,084     200,000       1,750,000
                                                     1997       81,480          --              --
Steven J. Heller (4).............................    1999      156,667          --         291,000
  Chief Financial Officer                            1998      106,667          --         190,000
                                                     1997       15,725          --              --
Adriana J. Kampfner(4)...........................    1999      178,890      50,000         171,000
  President, StarMedia de Mexico, Senior Vice        1998      138,750          --         230,000
  President, Global Sales                            1997       20,833          --              --
Tracy J. Leeds(4)................................    1999      159,167          --         101,000
  Senior Vice President, Corporate Development       1998      117,917          --         550,000
                                                     1997       32,167          --              --

------------------------
(1) In January 2000, Luis M. Bilenky joined us as President of StarMedia Interactive. In January 2000, Francisco Loureiro joined us as Chief Operating Officer of StarMedia Interactive.
(2) In accordance with the rules of the Securities and Exchange Commission, compensation in the form of perquisites and other personal benefits has been omitted for our Chief Executive Officer and for each of our four most highly compensated executive officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for our Chief Executive Officer and for each of our four most highly compensated executive officers, other than the Chief Executive Officer, in 1999.
(3) With the exception of options granted to Messrs. Espuelas and Chen, options granted under our 1997 Plan were cancelled and options equal to the cancelled options were granted under our 1998 Plan.
(4) Mr. Heller, Ms. Kampfner and Ms. Leeds were not employed by the Company for the entire 1997 fiscal year. Therefore, their 1997 salaries represent compensation paid to each individual while employed at the Company.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth grants of stock options for the year ended December 31, 1999 to our Chief Executive Officer and our four most highly compensated executive officers, other than our Chief Executive Officer, whose salary and bonus exceeded $100,000. We have never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at the time of grant. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The percentage of total options granted to employees in 1999 is based on options to purchase an aggregate of 7,600,806 shares of common stock granted during 1999 under our 1998 Plan to our employees, consultants and directors.

                                              OPTION GRANTS IN LAST FISCAL YEAR
                                                      INDIVIDUAL GRANTS
                                       ------------------------------------------------
                                                    PERCENT OF
                                                      TOTAL                                POTENTIAL REALIZABLE VALUE AT ASSUMED
                                       NUMBER OF     OPTIONS                                    ANNUAL RATES OF STOCK PRICE
                                       SECURITIES   GRANTED TO   EXERCISE                              APPRECIATION
                                       UNDERLYING   EMPLOYEES    PRICE PER                            FOR OPTION TERM
                                        OPTIONS     IN FISCAL      SHARE     EXPIRATION   ---------------------------------------
NAME                                   GRANTED(#)    YEAR(%)     ($/SHARE)      DATE        0%($)        5%($)          10%($)
----                                   ----------   ----------   ---------   ----------   ---------   ------------   ------------
Fernando J. Espuelas.................  1,000,000       13.2%      $29.69      10/25/09    $     --    $18,671,881    $47,318,214
Jack C. Chen.........................  1,000,000       13.2        29.69      10/25/09          --     18,671,881     47,318,214
Steven J. Heller.....................    151,000        2.0         5.64       2/26/09     205,360        664,742      1,684,586
                                         140,000        1.8        15.00       5/23/09          --      1,320,679      3,346,859
Adriana J. Kampfner..................    146,000        1.9         5.64       2/26/09     198,560        648,730      1,628,805
                                          25,000          *        29.19        8/4/09          --        458,936      1,163,034
Tracy J. Leeds.......................    101,000        1.3         5.64       2/26/09     137,360        444,629      1,126,776

------------------------------

*   Indicates less than 1%.

FISCAL YEAR-END OPTION VALUES

    The following table provides information about stock options held as of December 31, 1999 by our Chief Executive Officer and our four most highly compensated executive officers, other than our Chief Executive Officer, whose salary and bonus for the year exceeded $100,000. The value of unexercised in-the-money options at fiscal year-end is based on the market price of $40.56 per share, which was the average of the high and low selling price per share of the Company's common stock on the Nasdaq National Stock Market on the last day of the 1999 fiscal year, less the exercise price payable for such shares.

                         FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                         NUMBER OF                     OPTIONS AT FISCAL YEAR-END        IN-THE-MONEY OPTIONS
                                           SHARES                                  (#)                  AT FISCAL YEAR END ($)
                                          ACQUIRED         VALUE      -----------------------------   ---------------------------
NAME                                   ON EXERCISE(1)   REALIZED(2)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                   --------------   -----------   -------------   -------------   -----------   -------------
Fernando J. Espuelas.................       62,500      $  837,500        2,687,500        --         $76,371,250     $  --
Jack C. Chen.........................       62,500         837,500        2,687,500        --          76,371,250        --
Steven J. Heller.....................      341,000       4,168,360          140,000        --           3,508,460        --
Adriana J. Kampfner..................      230,000       3,335,000          146,000         25,000      5,025,320        271,750
Tracy J. Leeds.......................      163,889       2,376,391          487,111        --          18,755,245        --

------------------------------

(1) All shares acquired on exercise are not currently fully vested.

(2) Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

EMPLOYMENT CONTRACTS

    We have entered into executive employment agreements with Fernando J. Espuelas, our Chairman and Chief Executive Officer, and Jack C. Chen, our President. Each employment agreement provides for an initial annual base salary of $150,000 that will be automatically increased effective each January 1 by not less than 10% of the previous year's base salary. Each employment agreement also provides for an initial annual bonus of not less than $100,000, that will also be increased annually by not less than 10% of the previous year's bonus amount. Each executive is also entitled to participate in our stock option plans as well as all health, welfare and other benefit plans provided by us to key executive employees.

    Each employment agreement expires on July 31, 2000, subject to earlier termination or extension. Each employment agreement provides that, if Messrs. Espuelas or Chen is terminated by us without cause, or if they choose to terminate their employment with us for good reason, they will be entitled to receive from us:

    - their base salary through the termination date;

    - any accrued but unpaid vacation pay;

    - the amount of all compensation previously deferred, if any, together with any accrued interest or earnings on any deferred compensation;

    - a termination payment of 200% of the annual base salary and guaranteed minimum bonus amount applicable to the year in which the termination occurs; and

    - health and disability benefits for twenty-four months following the termination date.

    Under the agreements, good reason includes:

    - a material breach of the compensation provisions of the employment agreements;

    - assignment of Messrs. Espuelas or Chen to duties that are inconsistent with their roles as executive officers;

    - relocation of Messrs. Espuelas or Chen outside of the New York metropolitan area;

    - a change of the reporting relationship of Messrs. Espuelas or Chen; or

    - a change of control.

    In addition, in the event Messrs. Espuelas or Chen is terminated by us without cause, or if they choose to terminate their employment with us for good reason, all stock options previously granted to them that have not been exercised and are outstanding will remain outstanding and continue to become exercisable pursuant to their respective terms.

    Each employment agreement prohibits Messrs. Espuelas and Chen from competing with us for a period of two years from the date of their termination of employment, if they are terminated either by us for cause or if they choose to terminate their employment with us without good reason. If we terminate their employment without cause, the non-compete period lasts for one year from the date of termination.

    We have agreed to indemnify Messrs. Espuelas and Chen for all liabilities relating to their status as officers or directors, and any actions committed or omitted by them in this capacity, to the maximum extent permitted by the laws of the State of Delaware.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board of Directors regarding the Company's compensation policies and all terms of compensation to be provided to our executive officers and directors. In addition, the Compensation Committee reviews bonuses and stock compensation arrangements for all of our other employees. The Board of Directors has reviewed and is in accord with the compensation paid to executive officers in 1999.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon his own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. In addition, the Compensation Committee may, from time to time, include a cash bonus in an executive officer's compensation package.

    FACTORS. The principal factors which the Compensation Committee considered in ratifying the components of each executive officer's compensation package for 1999 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future years.

        - BASE SALARY. The base salary for each executive officer is determined on the basis of the following factors: experience; personal performance; the salary levels in effect for comparable positions within and outside the industry; and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

        - BONUS. From time to time, the Committee may authorize cash bonuses if such bonuses are deemed to be in the best interest of the Company. The circumstances for such awards may vary but may include bonus payments pursuant to the terms of negotiated employment arrangements.

        - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a three- or four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates over the option term.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were 2,838,000 stock options granted to executive officers in fiscal year 1999.

    CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent, and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

    The base salary established for Mr. Espuelas on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

    During Fiscal Year 1999, the Committee reviewed the status of Mr. Espuelas' option holdings based on a review of option holdings by individuals in comparable positions in comparable companies, and based on a desire to maximize stockholder value by directly linking Mr. Espuelas' compensation to the achievement of a higher stock price for the Company's common stock. In accordance with these objectives, Mr. Espuelas received a base salary of $150,000 and a bonus of $250,000 for fiscal year 1999. On October 25, 1999, the Compensation Committee of the Board of Directors granted Mr. Espuelas an option to purchase a total of 1,000,000 shares of the Company's common stock under the 1998 Stock Plan. The options have an exercise price of approximately $29.69 per share, the fair market value per share on the grant date. The options are immediately exercisable.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal year 2000 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

THE COMPENSATION COMMITTEE:

FREDERICK R. WILSON
GERARDO M. ROSENKRANZ

                               PERFORMANCE GRAPH

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN

                         AMONG STARMEDIA NETWORK, INC.
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE HAMBRECHT & QUIST INTERNET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                            5/25/99  12/31/99
STARMEDIA NETWORK, INC.         100    267.09
NASDAQ STOCK MARKET (U.S.)      100    166.95
HAMBRECHT & QUIST INTERNET      100    232.57

------------------------

*   $100 INVESTED ON MAY 25, 1999 IN STOCK OR INDEX-
    INCLUDING REINVESTMENT OF DIVIDENDS

                           RELATED PARTY TRANSACTIONS

    In May 1999, some of our directors, affiliates and members of the immediate families of our executive officers purchased at the initial public offering price an aggregate of approximately 374,617 shares of our common stock that were reserved by the underwriters for sale to certain directors, stockholders, employees and associates of StarMedia in our initial public offering.

    In December 1999, we received $500,000 from Patagon.com International Ltd. pursuant to a marketing and licensing agreement. Susan L. Segal and Frederick R. Wilson two of our directors, also serve as directors of Patagon.com International Ltd. In addition, Gerardo M. Rosenkranz, one of our directors, also served as a director of Patagon.com International Ltd. until November 1999. In December 1999, we also entered into a co-branding agreement with MercadoLibre Inc. It is anticipated that this contract will result in over $60,000 of revenues for the fiscal year 2000. Susan L. Segal and Gerardo M. Rosenkranz two of our directors, also serve as directors of MercadoLibre, Inc. In fiscal year 1999, we purchased approximately $180,000 of services from ITXC Corporation. Frederick R. Wilson, one of our directors, also serves as a director of ITXC Corporation.

    It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested independent directors, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

                                   FORM 10-K

    The Company filed an Annual Report on Form 10-K for Fiscal Year 1999 with the Securities and Exchange Commission on March 30, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Ms. Gina Sorice, the Vice President, Investor Relations, at the Company's principal offices located at 29 West 36th Street, 5th Floor, New York, New York 10018.

                                 OTHER MATTERS

    Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

    Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. The Company will bear all of the costs of the solicitation.

                                          By Order of the Board of Directors

                                          /s/ FERNANDO J. ESPUELAS
                                          --------------------------------------
                                          Fernando J. Espuelas
                                          Chairman of the Board of Directors and
                                            Chief Executive Officer

New York, New York
  April 5, 2000

                            STARMEDIA NETWORK, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--APRIL 28, 2000
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

    The undersigned stockholder of StarMedia Network, Inc. hereby appoints Fernando J. Espuelas, Chief Executive Officer, and Jack C. Chen, President, and each of them, with full power of substitution in each, proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of StarMedia Network, Inc. to be held at W Hotel-New York,
541 Lexington Avenue, New York, NY 10022, on April 28, 2000, at 10:00 a.m. Eastern Standard Time, or any adjournment thereof.

1.   ELECTION OF DIRECTORS  FOR all nominees below                              WITHHOLD AUTHORITY
     (for terms as          / / (except as marked to the contrary)              / / to vote for all nominees below
     described in the
     Proxy Statement)

                        Jack C. Chen and Douglas M. Karp

INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

2.  APPROVAL OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN

        / /  FOR        / /  AGAINST        / /  ABSTAIN WITH RESPECT TO

   proposal to approve the StarMedia 2000 Stock Incentive Plan, as described in the Proxy Statement.

3.  RATIFICATION OF ACCOUNTANTS

        / /  FOR        / /  AGAINST        / /  ABSTAIN WITH RESPECT TO
proposal to ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

                                              Please date and sign exactly as
                                              your name appears on the envelope
                                              in which this material was mailed.
                                              If shares are held jointly, each
                                              stockholder should sign.
                                              Executors, administrators,
                                              trustees, etc. should use full
                                              title and, if more than one, all
                                              should sign. If the stockholder is
                                              a corporation, please sign full
                                              corporate name by an authorized
                                              officer. If the stockholder is a
                                              partnership, please sign full
                                              partnership name by an authorized
                                              person.

                                              __________________________________

                                              __________________________________
                                                 Signature(s) of Stockholder

                                           Dated: ______________________________

                                    ANNEX A

                             STARMEDIA NETWORK, INC.

                            2000 STOCK INCENTIVE PLAN

                         EFFECTIVE AS OF MARCH 17, 2000

                                TABLE OF CONTENTS


                                                                                                         PAGE
SECTION 1.  INTRODUCTION...................................................................................1

SECTION 2.  DEFINITIONS....................................................................................1

            (a)      "Affiliate"...........................................................................1

            (b)      "Award"...............................................................................1

            (c)      "Board"...............................................................................1

            (d)      "Code"................................................................................1

            (e)      "Committee"...........................................................................2

            (f)      "Common Stock"........................................................................2

            (g)      "Company".............................................................................2

            (h)      "Consultant"..........................................................................2

            (i)      "Director"............................................................................2

            (j)      "Disability"..........................................................................2

            (k)      "Employee"............................................................................2

            (l)      "Exchange Act"........................................................................2

            (m)      "Exercise Price"......................................................................2

            (n)      "Fair Market Value"...................................................................2

            (o)      "Grant"...............................................................................3

            (p)      "Incentive Stock Option" or "ISO".....................................................3

            (q)      "Key Employee"........................................................................3

            (r)      "Non-Employee Director"...............................................................3

            (s)      "Nonstatutory Stock Option" or "NSO"..................................................3

            (t)      "Option"..............................................................................3

            (u)      "Optionee"............................................................................3

            (v)      "Parent"..............................................................................3

            (w)      "Participant".........................................................................3

            (x)      "Plan"................................................................................3

            (y)      "Restricted Stock"....................................................................3

            (z)      "Restricted Stock Agreement"..........................................................3

            (aa)     "SAR Agreement".......................................................................3

            (bb)     "Securities Act"......................................................................3

            (cc)     "Service".............................................................................3

            (dd)     "Share"...............................................................................3



                                                                                                         PAGE
            (ee)     "Stock Appreciation Right" or "SAR"...................................................3

            (ff)     "Stock Option Agreement"..............................................................3

            (gg)     "Stock Unit"..........................................................................4

            (hh)     "Stock Unit Agreement"................................................................4

            (ii)     "Subsidiary"..........................................................................4

            (jj)     "10-Percent Shareholder"..............................................................4

SECTION 3.  ADMINISTRATION.................................................................................4

            (a)      Committee Composition.................................................................4

            (b)      Authority of the Committee............................................................4

            (c)      Indemnification.......................................................................5

SECTION 4.  ELIGIBILITY....................................................................................5

            (a)      General Rules.........................................................................5

            (b)      Incentive Stock Options...............................................................5

            (c)      Non-Employee Director Options.........................................................5

SECTION 5.  SHARES SUBJECT TO PLAN.........................................................................6

            (a)      Basic Limitation......................................................................6

            (b)      Additional Shares.....................................................................6

            (c)      Dividend Equivalents..................................................................6

            (d)      Limits on Options.....................................................................6

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS................................................................6

            (a)      Stock Option Agreement................................................................6

            (b)      Number of Shares......................................................................7

            (c)      Exercise Price........................................................................7

            (d)      Exercisability and Term...............................................................7

            (i)      Modifications or Assumption of Options................................................8

            (j)      Transferability of Options............................................................8

            (k)      No Rights as Stockholder..............................................................9

            (l)      Restrictions on Share Transfer........................................................9

SECTION 7.  PAYMENT FOR OPTION SHARES......................................................................9

            (a)      General Rule..........................................................................9

            (b)      Surrender of Stock....................................................................9

            (c)      Promissory Note.......................................................................9



                                                                                                         PAGE
            (d)      Other Forms of Payment................................................................9

SECTION 8.  TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK AND STOCK UNITS...........................10

            (a)      Time, Amount and Form of Awards......................................................10

            (b)      Agreements...........................................................................10

            (c)      Payment for Restricted Stock or Stock Unit Awards....................................10

            (d)      Form and Time of Settlement of Stock Units...........................................10

            (e)      Vesting Conditions...................................................................10

            (f)      Assignment or Transfer of Restricted Stock or Stock Units............................10

            (g)      Death of Stock Units Recipient.......................................................11

            (h)      Trusts...............................................................................11

            (i)      Voting and Dividend Rights...........................................................11

            (j)      Stock Units Voting and Dividend Rights...............................................11

            (k)      Creditors' Rights....................................................................11

            (l)      Performance Based Restricted Stock...................................................12

SECTION 9.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.............................................12

            (a)      SAR Agreement........................................................................12

            (b)      Number of Shares.....................................................................12

            (c)      Exercise Price.......................................................................12

            (d)      Exercisability and Term..............................................................12

            (e)      Exercise of SARs.....................................................................13

            (f)      Modification or Assumption of SARs...................................................13

SECTION 10. PROTECTION AGAINST DILUTION...................................................................13

            (a)      Adjustments..........................................................................13

            (b)      Participant Rights...................................................................13

SECTION 11. EFFECT OF DISSOLUTION, MERGER OR SALE.........................................................13

SECTION 12. LIMITATIONS ON RIGHTS.........................................................................14

            (a)      Retention Rights.....................................................................14

            (b)      Stockholders' Rights.................................................................14

            (c)      Regulatory Requirements..............................................................15

SECTION 13.       WITHHOLDING TAXES.......................................................................15

            (a)      General..............................................................................15



                                                                                                               PAGE
                  (b)      Share Withholding....................................................................15

SECTION 14.       DURATION AND AMENDMENTS.......................................................................15

                  (a)      Term of the Plan.....................................................................15

                  (b)      Right to Amend or Terminate the Plan.................................................15

SECTION 15.       EXECUTION.....................................................................................16


         AN EXTRA SECTION BREAK HAS BEEN INSERTED ABOVE THIS PARAGRAPH. DO NOT DELETE THIS SECTION BREAK IF YOU PLAN TO ADD TEXT AFTER THE TABLE OF CONTENTS/AUTHORITIES. DELETING THIS BREAK WILL CAUSE TABLE OF CONTENTS/AUTHORITIES HEADERS AND FOOTERS TO APPEAR ON ANY PAGES FOLLOWING THE TABLE OF CONTENTS/AUTHORITIES.

                            STARMEDIA NETWORK, INC.

                           2000 STOCK INCENTIVE PLAN

                         EFFECTIVE AS OF MARCH 17, 2000

SECTION 1. INTRODUCTION.

         The Company's Board of Directors adopted the Starmedia Network, Inc. 2000 Stock Incentive Plan on March 17, 2000 (the "Adoption Date"). The Plan is effective on the Adoption Date, subject to stockholder approval.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

         The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Stock, Stock Units, Stock Appreciation Rights and Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options).

         The Plan shall be governed by, and construed in accordance with, the laws of the State of New York (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement.

SECTION 2. DEFINITIONS.

         (a) "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

         (b) "AWARD" means any award of an Option, SAR, Stock Unit or Restricted Stock under the Plan.

         (c) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMMITTEE" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

         (f) "COMMON STOCK" means the Company's common stock.

         (g) "COMPANY" means StarMedia Network, Inc., a Delaware corporation.

         (h) "CONSULTANT" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

         (i) "DIRECTOR" means a member of the Board who is also an Employee.

         (j) "DISABILITY" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         (k) "EMPLOYEE" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (m) "EXERCISE PRICE" means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

         (n) "FAIR MARKET VALUE" means the value of Shares, determined by the Committee as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

         (o) "GRANT" means any grant of an Award under the Plan.

         (p) "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option as described in Code section 422(b).

         (q) "KEY EMPLOYEE" means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

         (r) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee.

         (s) "NONSTATUTORY STOCK OPTION" or "NSO" means a stock option that is not an ISO.

         (t) "OPTION" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

         (u) "OPTIONEE" means an individual, estate or other entity that holds an Option.

         (v) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         (w) "PARTICIPANT" means an individual or estate or other entity that holds an Award.

         (x) "PLAN" means this StarMedia Network, Inc. 2000 Stock Incentive Plan as it may be amended from time to time.

         (y) "RESTRICTED STOCK" means a Share awarded under the Plan.

         (z) "RESTRICTED STOCK AGREEMENT" means an agreement described in
         Section 8 evidencing an Award of Restricted Stock.

         (aa) "SAR AGREEMENT" means an agreement described in Section 9 evidencing an Award of a Stock Appreciation Right.

         (bb) "SECURITIES ACT" means an Securities Act of 1933, as amended.

         (cc) "SERVICE" means service as an Employee, Director, Non-Employee Director or Consultant.

         (dd) "SHARE" means one share of Common Stock.

         (ee) "STOCK APPRECIATION RIGHT" OR "SAR" means a stock appreciation right awarded under the Plan.

         (ff) "STOCK OPTION AGREEMENT" means an agreement described in Section 6 evidencing a Grant of an Option.

         (gg) "STOCK UNIT" means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

         (hh) "STOCK UNIT AGREEMENT" means an agreement described in Section 8 evidencing an Award of Stock Units.

         (ii) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         (jj) "10-PERCENT SHAREHOLDER" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

         (a) COMMITTEE COMPOSITION. A Committee appointed by the Board shall administer the Plan. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

         With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act.

         The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

         Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

         (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

             (i) selecting Key Employees who are to receive Awards under the Plan;
             (ii) determining the type, size, vesting requirements and other features and conditions of such Awards;
             (iii) interpreting the Plan;
             (iv) making all other decisions relating to the operation of the
                  Plan;
             (v) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; and
             (vi) to initiate a program whereby outstanding Options are exchanged for Options with a lower Exercise Price.

         The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

         (c) INDEMNIFICATION. Each member of the Board and each individual to whom the Board has delegated a portion of its authority under this Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement, and
         (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

         (a) GENERAL RULES. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

         (b) INCENTIVE STOCK OPTIONS. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

         (c) NON-EMPLOYEE DIRECTOR OPTIONS. Non-Employee Directors shall also be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

SECTION 5. SHARES SUBJECT TO PLAN.

         (a) BASIC LIMITATION. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 20,000,000, plus an annual increase to be added on April 1 of each year, beginning on April 1, 2001, equal to the lesser of (i) 4,000,000 shares, or (ii) 5% of the outstanding shares on such date.

         (b) ADDITIONAL SHARES. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under
         Section 5(a) and the balance shall again become available for Awards under the Plan.

         (c) DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards whether or not such dividend equivalents are converted into Stock Units.

         (d) LIMITS ON OPTIONS. Notwithstanding the foregoing, the following limitations shall apply to grants of Options:

         (i) No Key Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

         (ii) In connection with his or her initial service, a Key Employee may be granted Options to purchase up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection (i) above.

         (iii) The foregoing limitations shall be adjusted proportionately in connection with any adjustment described in Section 10(a).

         (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11, the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

         (a) STOCK OPTION AGREEMENT. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is initially intended to be an ISO or an NSO.

         (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10.

         (c) EXERCISE PRICE. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. To the extent required by applicable law the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

         (d) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten
         (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10 of the Plan.

         (e) TERMINATION OF RELATIONSHIP AS A KEY EMPLOYEE. If an Optionee ceases to be a Key Employee, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for thirty
         (30) days following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (f) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Key Employee as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (g) DEATH OF OPTIONEE. If an Optionee dies while a Key Employee, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no even later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (h) BUYOUT. The Committee may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

         (i) MODIFICATIONS OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

         (j) TRANSFERABILITY OF OPTIONS. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (k) NO RIGHTS AS STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

         (l) RESTRICTIONS ON SHARE TRANSFER. An Option Agreement may provide that any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7.        PAYMENT FOR OPTION SHARES.

         (a) GENERAL RULE. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

             (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

             (ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

         (b) SURRENDER OF STOCK. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) PROMISSORY NOTE. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

         (d) OTHER FORMS OF PAYMENT. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules, including a cashless exercise program implemented by the Company in connection with the Plan.

SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK AND STOCK UNITS.

         (a) TIME, AMOUNT AND FORM OF AWARDS. Awards under this Section 8 may be granted in the form of Restricted Stock in the form of Stock Units, or in any combination of both. Restricted Stock or Stock Units may also be awarded in combination with ISOs, NSOs or SARs, and such an Award may provide that the Restricted Stock or Stock Units will be forfeited in the event that the related ISOs, NSOs or SARs are exercised.

         (b) AGREEMENTS. Each Award of Restricted Stock or Stock Units under the Plan shall be evidenced by a Restricted Stock Agreement or Stock Unit Agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

         (c) PAYMENT FOR RESTRICTED STOCK OR STOCK UNIT AWARDS. Restricted Stock or Stock Units may be issued with or without cash consideration under the Plan.

         (d) FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to
         Section 10.

         (e) VESTING CONDITIONS. Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the applicable Agreement. An Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or retirement or other events.

         (f) ASSIGNMENT OR TRANSFER OF RESTRICTED STOCK OR STOCK UNITS. Except as provided in Section 13, or in a Restricted Stock Agreement or Stock Unit Agreement, or as required by applicable law, a Restricted Stock or Stock Unit Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(f) shall be void. However, this Section 8(f) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock or Stock Unit Awards in the event of the Participant's death, nor shall it preclude a transfer of Restricted Stock or Stock Unit Awards by will or by the laws of descent and distribution.

         (g) DEATH OF STOCK UNITS RECIPIENT. Any Stock Units Award that becomes payable after the Award recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient's death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

         (h) TRUSTS. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

         (i) VOTING AND DIVIDEND RIGHTS. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

         (j) STOCK UNITS VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

         (k) CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

         (l) PERFORMANCE BASED RESTRICTED STOCK. The Committee, in its discretion, also may make discretionary Grants of Restricted Stock to Employees. Any Grant of Restricted Stock made pursuant to this Section 8(l) will be subject to the achievement of performance objectives established by the Committee. Such performance objectives shall be established pursuant to the requirements of Code Section 162(m). The performance objectives with respect to any performance periods (which may be up to thirty-six (36) months in duration) shall be based upon the Company's (and/or a business unit's) earnings, earnings per share, revenue, expenses, margin or return on equity, as well as any individual performance objectives which the Committee may establish, and shall be calculated in accordance with the formula established for such performance period. An Employee shall only be entitled to receive a Grant of Restricted Stock pursuant to this Section 8(l) upon attainment of the pre-established performance objectives. Before any Shares of Restricted Stock are issued with respect to a performance period, the Committee shall certify in writing that the performance objectives for such period have been satisfied. In no event shall the Committee grant to any Employee more than 1,500,000 Shares of Restricted Stock under this Section 8(l) in any fiscal year of the Company.

SECTION 9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

         (a) SAR AGREEMENT. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

         (b) NUMBER OF SHARES. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10.

         (c) EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

         (d) EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. SARs may also be awarded in combination with Options, Restricted Stock or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock or Stock Units are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.

         (e) EXERCISE OF SARS. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as set forth in the SAR Agreement. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

         (f) MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

SECTION 10. PROTECTION AGAINST DILUTION.

         (a) ADJUSTMENTS. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

             (i)  the number of Shares available for future Awards under Section
                  5;

             (ii) the number of Shares covered by each outstanding Award; or

             (iii) the Exercise Price under each outstanding SAR or Option.

         (b) PARTICIPANT RIGHTS. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 11. EFFECT OF DISSOLUTION, MERGER OR SALE.

         (a) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including

         Shares as to which the Option would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Share purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

         (b) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

SECTION 12. LIMITATIONS ON RIGHTS.

         (a) RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

         (b) STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in
         Section 10.

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         (c) REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. WITHHOLDING TAXES.

         (a) GENERAL. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

         (b) SHARE WITHHOLDING. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 14. DURATION AND AMENDMENTS.

         (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. No Options or SARs shall be exercisable until such stockholder approval is obtained. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Awards made shall be null and void and no additional Awards shall be made. To the extent required by applicable law, the Plan shall terminate on the date that is ten
         (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 14(b).

         (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

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SECTION 15. EXECUTION.

         To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

                                          STARMEDIA NETWORK, INC.

                                          By
                                            ------------------------------------
                                          Title
                                               ---------------------------------


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